HYDRON TECHNOLOGIES, INC. AND SUBSIDIARIES

        Exhibit (11) - Statement Re: Computation of Earnings Per Share

                                 Three Months Ended       Six Months Ended
                                      June 30,                June 30,
                               ----------------------  ----------------------
                                  1995        1994        1995        1994
                               ----------  ----------  ----------  ----------
Primary:
Average shares outstanding     22,501,281  21,922,558  22,496,553  21,661,381
Net effect of dilutive stock
 options - based on the
 treasury stock method using
 average market price             728,644     607,093     721,263     303,547
                               ----------  ----------  ----------  ----------
Totals                         23,229,925  22,529,651  23,217,816  21,964,928
                               ==========  ==========  ==========  ==========
Net income                     $1,168,470  $1,346,241  $1,404,665  $1,267,941
                               ==========  ==========  ==========  ==========
Per share amount               $     0.05  $    0.06   $     0.06  $     0.06
                               ==========  ==========  ==========  ==========

Fully diluted:
Average shares outstanding     22,501,281  21,922,558  22,496,553  21,661,381
Net effect of dilutive stock
 options - based on the
 treasury stock method using
 quarter-end market price         773,335   1,040,813     746,700     944,428
                               ----------  ----------  ----------  ----------
Totals                         23,274,616  22,963,371  23,243,253  22,605,809
                               ==========  ==========  ==========  ==========
Net income                     $1,168,470  $1,346,241  $1,404,665  $1,267,941
                               ==========  ==========  ==========  ==========
Per share amount               $     0.05  $     0.06  $     0.06  $     0.06
                               ==========  ==========  ==========  ==========

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